                                                               (METLIFE(R) LOGO)
                                         MetLife Investors USA Insurance Company

POLICY NUMBER: [SPECIMEN]

INSURED: [JOHN DOE]

                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                                NON-PARTICIPATING

Flexible Premiums are payable during the lifetime of the Insured to the Maturity Date. The coverage provided by the Policy may be continued beyond the Maturity Date. If the Insured dies while the Policy is in force, we will pay the Policy Proceeds to the Beneficiary. We must receive proof satisfactory to us of the Insured's death. Any payment will be subject to all of the provisions of the Policy.

THE AMOUNT AND/OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED IN THE POLICY BENEFITS SECTION OF THE POLICY. THE POLICY'S CASH VALUE CAN VARY FROM DAY TO DAY. IT MAY INCREASE OR DECREASE, DEPENDING ON THE SEPARATE ACCOUNT INVESTMENT EXPERIENCE AND THE FIXED ACCOUNT INTEREST. SEE THE SEPARATE ACCOUNT CASH VALUE AND FIXED ACCOUNT CASH VALUE PROVISIONS FOR DETAILS.

                             RIGHT TO EXAMINE POLICY

PLEASE READ THIS POLICY. YOU MAY RETURN THIS POLICY TO US OR TO OUR REPRESENTATIVE THROUGH WHOM IT WAS PURCHASED WITHIN [10] DAYS FROM THE DATE YOU RECEIVE IT. IF YOU RETURN IT WITHIN THIS PERIOD, WE WILL REFUND ANY PREMIUM PAID AND THIS POLICY WILL BE VOID FROM THE START. IF THE POLICY INCLUDES A LONG-TERM CARE ACCELERATED COVERAGE RIDER, PLEASE REFER TO THE RIGHT TO EXAMINE THE RIDER PROVISION FOR RETURN INFORMATION.

This Policy is a legal contract between the Owner and MetLife Investors USA Insurance Company. PLEASE READ YOUR CONTRACT CAREFULLY.

Signed for the Company at its Main Administrative Office, Irvine, CA 92614


/s/ Michael Farrell                     /s/ Richard C. Pearson
-------------------------------------   ----------------------------------------
President                               Secretary


5E-46-06                                1

                         ALPHABETIC GUIDE TO YOUR POLICY

Section
-------
4         Addition, Deletion or Substitution of Investments
3         Allocation of Net Amount at Risk
6         Allocation of Net Premiums
3         Allocation of Partial Withdrawals
7         Annual Report
8         Assignments
1         Attained Age
3         Basis of Computation
8         Beneficiary
3         Cash Surrender Value
3         Cash Value
3         Cash Value After the Maturity Date
2         Change in Death Benefit Option
2         Change in Face Amount
8         Change of Owner or Beneficiary
9         Choice of Payment Options; Option Date
7         Claims of Creditors
7         Contract
3         Continuation of Insurance
2         Continuation of the Policy Beyond the Maturity Date
7         Conversion Right
2         Death Benefit Options
9         Death of Payee
2         Definition of Life Insurance
1         Definitions
1         Designated Office
8         Designation of Owner and Beneficiary
1         Excess Loan
6         Federal Tax Charge
3         Fixed Account Cash Value
3         Fixed Account Cash Value Guaranteed Interest Rate
3         Fixed Account Partial Withdrawals and Transfers
6         Grace Period
6         Guaranteed Minimum Death Benefit
7         Incontestability
7         Illustration of Benefits
1         Insured
4         Investment Divisions
1         Investment Start Date
1         Issue Age
1         Issue Date
10, 11    Joint and Survivor Life Income
9         Life Income Options
9         Limitations
5         Loans
3         Loan Account Cash Value
5         Loan and Loan Interest Repayments
5         Loan Interest Charged
1         Maturity Date
2         Maturity Benefit
11        Minimum Payments under Payment Options
7         Misstatement of Age or Sex and Corrections
3         Monthly Cost of Insurance
3         Monthly Cost of Insurance Rates
3         Monthly Coverage Expense Charge
3         Monthly Deduction
3         Monthly Policy Charge
3         Mortality and Expense Risk Charge
3         Net Amount at Risk
3         Net Investment Factor
10        Other Frequencies and Options
8         Owner
3         Partial Withdrawals
9         Payee
9         Payment
6         Payment of Premiums
6         Percent of Premium Charge
1         Planned First Year Lump Sum
1         Planned Premium
1         Planned Premium Due Date
2         Policy Changes
1         Policy Date
1         Policy Loan Balance
2         Policy Proceeds
3         Postponement of Payments or Transfers
6         Premium Tax Charge
6         Reinstatement
1         Requested Increase
8         Requests for Changes or Information
4         Separate Account
3         Separate Account Cash Value
3         Separate Account Partial Withdrawals
10, 11    Single Life Income
10        Single Life Income - 10 Year Guaranteed Payment Period
7         Statements in Application
7         Suicide Exclusion
3         Surrender
3         Surrender Charge
4         Transfers
7         Unisex Basis
3         Value of Each Accumulation Unit
3         Variable Accumulation Units
1         We, Us and Our
1         You and Your
6         Your Right to Change Allocation

Additional Benefit Riders, Endorsements and Amendments, if any, and copies of the Application follow the final section.


5E-46-06                                2

                              POLICY SPECIFICATIONS

INSURED                                    [JOHN DOE]
POLICY NUMBER                              [SPECIMEN]
POLICY DATE                                [JUNE 1, 2008]
ISSUE DATE                                 [JUNE 1, 2008]
MATURITY DATE*                             [JUNE 1, 2094]
INITIAL FACE AMOUNT                        [$50,000]
ISSUE AGE OF INSURED                       [35]
SEX                                        [MALE]
RISK CLASSIFICATION                        [STANDARD SMOKER]
DEATH BENEFIT OPTION                       [A]
PLANNED FIRST YEAR LUMP SUM                [$0]
PLANNED [ANNUAL] PREMIUM
   PAYABLE FOR [1 YEAR]                    [$588.36]
   PAYABLE FOR [YEARS 2 THROUGH 65]        [$588.36]
GUARANTEED MINIMUM DEATH BENEFIT PERIOD
   CHOSEN                                  [To Age 65]
GUARANTEED MINIMUM DEATH BENEFIT PERIOD
   MONTHLY PREMIUMS**
      5 YEARS                              [$39.62]
      20 YEARS                             [$39.62]
      TO AGE 65                            [$49.03]

POLICY PLAN: Flexible Premium Variable Life Insurance

BENEFITS - As specified in Policy and in any Rider

RIDERS                            FACE AMOUNT                RISK CLASSIFICATION

* It is possible that insurance coverage may not continue to the Maturity Date even if Planned Premiums are paid in a timely manner.

** These premiums will be recalculated and shown on the Policy Specifications for Policy Change page if: any Policy changes are made; any riders are added or removed; there is a change in the Insured's risk classification; or there was a misstatement of age or sex in the Application.

The Policy will stay in force during the Guaranteed Minimum Death Benefit Period (referred to as "Guaranteed Period") chosen in the Application if: premium in an amount that is at least equal to the Guaranteed Minimum Death Benefit Monthly Premium for that Guaranteed Period is paid by each monthly anniversary; no loans are taken; no partial withdrawals are made; and no cash value is paid to you to allow the Policy to continue to qualify as a life insurance contract. If no Guaranteed Period was chosen in the Application, we will test to determine whether the five year Guaranteed Period is in effect on each monthly anniversary. In order for a Guaranteed Period to be in effect, the premium requirement for that Guaranteed Period must have been satisfied for each policy month since the Policy Date. See the Guaranteed Minimum Death Benefit provision for a full description of the test made on each monthly anniversary.


(Sex-Distinct Basis)                    3

MINIMUM FACE AMOUNT                                     [$50,000]
MINIMUM FACE AMOUNT DECREASE                            [$5,000.00]
MINIMUM FACE AMOUNT INCREASE                            [$5,000.00]
MAXIMUM PERCENT OF PREMIUM CHARGE                       [2.25%] OF EACH PREMIUM PAID
MAXIMUM PREMIUM TAX CHARGE                              [2.00%] OF EACH PREMIUM PAID
MAXIMUM FEDERAL TAX CHARGE                              [1.25%] OF EACH PREMIUM PAID
MAXIMUM MONTHLY POLICY CHARGE #
   MONTHS 1-12                                          [$15.00]
   MONTHS 13 & LATER                                    [$ 8.00]
MAXIMUM MONTHLY COVERAGE EXPENSE CHARGE #
   YEARS 1-8                                            [0.1450 per $1,000]
   YEARS 9 & LATER                                      [0.1450 per $1,000]
MAXIMUM MONTHLY MORTALITY AND EXPENSE RISK CHARGE #
   PERCENT OF CASH VALUE IN SEPARATE ACCOUNT
      YEARS 1-10                                        [0.066423464%]
      YEARS 11-19                                       [0.029119983%]
      YEARS 20-29                                       [0.016651408% ]
      YEARS 30+                                         [0.004165712%]
MINIMUM LOAN AND PARTIAL WITHDRAWAL AMOUNT              [$500.00]
MAXIMUM NUMBER OF PARTIAL WITHDRAWALS PER POLICY YEAR   [12]
MAXIMUM NUMBER OF TRANSFERS PER POLICY YEAR             [4]
MAXIMUM TRANSFER PROCESSING CHARGE                      [$25.00]
MAXIMUM PARTIAL WITHDRAWAL CHARGE                       [$25.00]
MAXIMUM FEE FOR ILLUSTRATION OF BENEFITS                [$25.00]
7702 TABLE                                              [2001 CSO ULTIMATE MORTALITY TABLE
                                                        FOR A MALE SMOKER, AGE NEAREST
                                                        BIRTHDAY]
BASIS OF COMPUTATION OF MINIMUM CASH VALUES             [2001 CSO ULTIMATE MORTALITY TABLE
                                                        FOR A MALE SMOKER, AGE NEAREST
                                                        BIRTHDAY]
MONTHLY DISCOUNT FACTOR                                 [1.00246630]

# If the Policy is reinstated, the period of lapse will not be used in determining the applicable charge on any day after Reinstatement.

LOAN INTEREST RATE CHARGED
   POLICY YEARS 1-10                                    [4.0%]
   POLICY YEARS 11 & LATER                              [3.0%]
LOAN INTEREST RATE CREDITED                             [3.0%]
FIXED ACCOUNT CASH VALUE GUARANTEED INTEREST RATE       [3.0%]
FIXED ACCOUNT MAXIMUM ALLOCATION PERCENTAGE             [100%]
FIXED ACCOUNT MAXIMUM WITHDRAWAL PERCENT LIMIT          [25%]
SEPARATE ACCOUNT                                        [MetLife Investors USA Variable
                                                        Life Account A]

Coverage will depend on: the amount, timing, and frequency of premium payments; current charges; investment experience of any Investment Divisions you chose, interest credited to any cash value for the Policy that is in the Fixed Account; transfers; Loans taken; partial withdrawals made; and the cost of additional benefits. The Planned Premium may need to be increased to keep the Policy in force.

The Policy will stay in effect after the Maturity Date as long as the Cash Surrender Value remains greater than zero. No charges will be taken on or after the Maturity Date.

Any changes to the Policy's non-guaranteed cost factors (Cost of Insurance Rates, and Policy and Expense charges) will be made only on a class basis and may only be based on changes in our future expectations as to mortality, investment earnings, taxes, expenses, and persistency. Changes will only be made according to procedures and standards filed, if required, with the insurance supervisory official of the state which governs the Policy. Credited interest may be changed at any time. All changes will be made on a prospective basis and will not recoup past losses or distribute past gains.

     TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1,000

INSURED:          [JOHN DOE]          POLICY NUMBER: [SPECIMEN]
DATE OF COVERAGE: [JUNE 1, 2008]

ATTAINED AGE     RATE
------------   -------
     [35        0.1668
      36        0.1760
      37        0.1860
      38        0.2002
      39        0.2144
      40        0.2311
      41        0.2528
      42        0.2779
      43        0.3080
      44        0.3439
      45        0.3816
      46        0.4167
      47        0.4561
      48        0.4779
      49        0.5030
      50        0.5390
      51        0.5818
      52        0.6405
      53        0.7069
      54        0.7900
      55        0.8842
      56        0.9802
      57        1.0822
      58        1.1624
      59        1.2552
      60        1.3677
      61        1.5074
      62        1.6762
      63        1.8639
      64        2.0564
      65        2.2467
      66        2.4305
      67        2.6096
      68        2.7985
      69        2.9860
      70        3.2136
      71        3.4635
      72        3.8044
      73        4.1483
      74        4.4970
      75        4.9043
      76        5.3399
      77        5.8460
      78        6.4345
      79        7.1089
      80        7.8347
      81        8.6544
      82        9.4890
      83       10.3725
      84       11.3432
      85       12.4985
      86       13.7804
      87       15.1794
      88       16.6738
      89       18.2467
      90       19.8800
      91       21.3788
      92       22.9344
      93       24.5714
      94       26.3018
      95       28.2572
      96       30.0200
      97       31.9176
      98       33.9666
      99       36.1844
     100       38.5895
     101       40.4555
     102       42.4670
     103       44.6306
     104       46.9669
     105       50.0747
     106       53.5074
     107       57.3153
     108       61.5547
     109       66.3060
     110       71.6576
     111       77.7404
     112       83.3333
     113       83.3333
     114       83.3333
     115       83.3333
     116       83.3333
     117       83.3333
     118       83.3333
     119       83.3333
     120       83.3333
     121        0.0000]

                            SURRENDER CHARGE SCHEDULE

INSURED:          [JOHN DOE]       POLICY NUMBER: [SPECIMEN]
DATE OF COVERAGE: [JUNE 1, 2008]

BEGINNING OF        MAXIMUM
    YEAR*      SURRENDER CHARGE
------------   ----------------
      1            [$796.83
      2              796.83
      3              796.83
      4              796.83
      5              690.59
      6              584.34
      7              531.22
      8              478.10
      9              371.85
     10              185.93
 11 & later          0.00]

* Measured from the Date of Coverage. If the Policy is reinstated, the period of lapse will not be used in determining the applicable Surrender Charge on any day after Reinstatement.

A Surrender Charge may be deducted during the first 10 years after the Policy Date and after the Date of Coverage of each Requested Increase. During the surrender charge period, a Surrender Charge will apply: upon surrender; upon lapse; upon a partial withdrawal that decreases the Face Amount; upon a change in Death Benefit Option that decreases the Face Amount; and upon a requested decrease in Face Amount. The Maximum Surrender Charges for the portion of the Face Amount issued on the above Date of Coverage for the first policy month in years 1 through 10: are shown above; and when they decrease, they will decrease linearly (rounded to two decimal places) for other months in years 1 through 10. The Maximum Surrender Charges for each Requested Increase will be shown in a new Surrender Charge Schedule page. A proportionate Surrender Charge will be deducted for partial withdrawals, changes in Death Benefit Option that decrease the Face Amount, and for requested decreases in the Face Amount.

If the Surrender Charge of a rider made a part of the Policy is to be included for the purposes of determining the Surrender Charge applicable to the Policy, that rider will so indicate.

                            TABLE OF CORRIDOR FACTORS

INSURED:                        [JOHN DOE]           POLICY NUMBER: [SPECIMEN]

DATE OF COVERAGE:               [JUNE 1, 2008]

DEATH BENEFIT CALCULATION TEST: [GUIDELINE PREMIUM TEST]

                  [TABLE OF GUIDELINE PREMIUM CORRIDOR FACTORS]

ATTAINED AGE    FACTOR
------------   -------
     35        2.50000
     36        2.50000
     37        2.50000
     38        2.50000
     39        2.50000
     40        2.50000
     41        2.43000
     42        2.36000
     43        2.29000
     44        2.22000
     45        2.15000
     46        2.09000
     47        2.03000
     48        1.97000
     49        1.91000
     50        1.85000
     51        1.78000
     52        1.71000
     53        1.64000
     54        1.57000
     55        1.50000
     56        1.46000
     57        1.42000
     58        1.38000
     59        1.34000
     60        1.30000
     61        1.28000
     62        1.26000
     63        1.24000
     64        1.22000
     65        1.20000
     66        1.19000
     67        1.18000
     68        1.17000
     69        1.16000
     70        1.15000
     71        1.13000
     72        1.11000
     73        1.09000
     74        1.07000
     75        1.05000
     76        1.05000
     77        1.05000
     78        1.05000
     79        1.05000
     80        1.05000
     81        1.05000
     82        1.05000
     83        1.05000
     84        1.05000
     85        1.05000
     86        1.05000
     87        1.05000
     88        1.05000
     89        1.05000
     90        1.05000
     91        1.04000
     92        1.03000
     93        1.02000
     94        1.01000
     95        1.01000
     96        1.01000
     97        1.01000
     98        1.01000
     99        1.01000
    100        1.01000
    101        1.01000
    102        1.01000
    103        1.01000
    104        1.01000
    105        1.01000
    106        1.01000
    107        1.01000
    108        1.01000
    109        1.01000
    110        1.01000
    111        1.01000
    112        1.01000
    113        1.01000
    114        1.01000
    115        1.01000
    116        1.01000
    117        1.01000
    118        1.01000
    119        1.01000
    120        1.01000
    121+       1.01000

                                 1.   DEFINITIONS

APPLICATION                      The application(s) for: the Policy; any riders
                                 that are made a part of the Policy; any Policy
                                 changes; and any changes, amendments, and
                                 supplements. A copy of the Application is
                                 attached to the Policy.

ATTAINED AGE                     The Issue Age plus the number of completed
                                 policy years. This includes any period during
                                 which the Policy was lapsed.

CASH VALUE                       Equal to the total of: the cash value in the
                                 Fixed Account; plus the cash value in the
                                 Investment Divisions; plus the cash value in
                                 the Loan Account. See the Cash Value provision
                                 for details.

DESIGNATED OFFICE                Our Home Office or any other office we
                                 designate.

EXCESS LOAN                      An Excess Loan occurs when the Policy Loan
                                 Balance exceeds the Cash Value less any
                                 Surrender Charge.

FIXED ACCOUNT                    The Fixed Account is a part of our general
                                 account to which you may allocate Net Premiums
                                 and transfer amounts. It provides guarantees of
                                 principal and interest.

IN WRITING                       In a written form satisfactory to Us and
                                 received at our Designated Office.

INSURED The person whose life is insured under the Policy. Shown on the Policy Specifications page.

INVESTMENT DIVISION              A sub account of the Separate Account that
                                 invests in shares of an open-end management
                                 investment company or other pools of investment
                                 assets.

INVESTMENT START DATE            The date the first Net Premium is applied to
                                 the Policy. See the Allocation of Net Premiums
                                 provision for details on how the Net Premium is
                                 applied. This date will be the later of:

                                 1.   The Policy Date; and

                                 2. The date we receive the first premium at our Designated Office.

ISSUE AGE                        The age of the Insured as of his or her
                                 birthday nearest to the Policy Date.

ISSUE DATE                       The date from which the contestable and suicide
                                 periods for the initial coverage are measured.
                                 It is shown on the Policy Specifications page.

LOAN ACCOUNT                     The account to which we will transfer the
                                 amount of any Loan from the Fixed Account and
                                 the Investment Divisions.

MATURITY DATE                    The policy anniversary on which the Insured is
                                 Attained Age [121].

MONTHLY ANNIVERSARY              The same date in each succeeding month as the
                                 Policy Date except that whenever the monthly
                                 anniversary falls on a date other than a
                                 Valuation Date, the monthly anniversary will be
                                 deemed the next Valuation Date. If any monthly
                                 anniversary would be the 29th, 30th, or 31st
                                 day of a month that does not have that number
                                 of days, then the monthly anniversary will be
                                 the last day of that month.

NET PREMIUM                      The Net Premium equals the premium paid minus:
                                 the Percent of Premium Charge; the Premium Tax
                                 Charge; and the Federal Tax Charge. The maximum
                                 charges are shown on the Policy Specifications
                                 page.


5E-46-06                                9

PLANNED FIRST YEAR               The Planned First Year Lump Sum is the amount
LUMP SUM                         of premium that you stated in the Application
                                 that you intend to pay as a lump sum by the
                                 first policy anniversary. This amount is shown
                                 on the Policy Specifications page.

PLANNED PREMIUM                  The Planned Premium is the amount you stated in
                                 the Application that you intend to pay as a
                                 premium on the Planned Premium Due Dates. This
                                 amount is shown on the Policy Specifications
                                 page. You may change this amount by making a
                                 request In Writing.

PLANNED PREMIUM DUE DATE         The Planned Premium Due Date is based on the
                                 Policy Date and the mode in which you choose to
                                 pay premiums. If you pay premiums on an annual
                                 mode, it is the policy anniversary each year.
                                 If you pay premiums on other than an annual
                                 mode, it is the policy anniversary and each
                                 semi-annual, quarterly or monthly anniversary
                                 as applicable.

POLICY DATE                      Policy years, months and anniversaries are all
                                 measured from the Policy Date. The Policy Date
                                 is shown on the Policy Specifications page.

POLICY LOAN BALANCE              The Policy Loan Balance at any time equals the
                                 outstanding Loans plus Loan Interest accrued to
                                 date.

REQUESTED INCREASE               An increase in Face Amount that you applied for
                                 after the Issue Date.

SEC                              The United States Securities and Exchange
                                 Commission.

SEPARATE ACCOUNT                 A separate investment account created by us to
                                 receive and invest Net Premiums received for
                                 the Policy or other policies. The Separate
                                 Account is divided into subaccounts that
                                 correspond to the Investment Divisions.

VALUATION DATE                   Each day that the New York Stock Exchange is
                                 open for trading and the SEC has not restricted
                                 trading or declared an emergency. Each
                                 Valuation Date ends at the close of regular
                                 trading on the New York Stock Exchange. There
                                 are no Valuation Dates applicable to the Policy
                                 prior to our receipt of the first premium
                                 payment.

VALUATION PERIOD                 The period between the ends of two successive
                                 Valuation Dates. Net Premium allocations and
                                 requests for transfers, future allocation
                                 changes, Loans, partial withdrawals, and
                                 surrenders will take effect as of the end of
                                 the Valuation Period in which we receive the
                                 premium payment or the request In Writing.

YOU AND YOUR                     The Owner of the Policy.

                                 In the Application the words "you" and "your" refer to the proposed insured person(s).

WE, US AND OUR                   MetLife Investors USA Insurance Company.


5E-46-06                                10

                                 2.   POLICY BENEFITS

POLICY PROCEEDS                  The Policy Proceeds are equal to:

                                 1.   The Death Benefit as described in the
                                      Death Benefit Options provision below;
                                      plus

                                 2.   The Total Monthly Cost of Insurance for
                                      the portion of the policy month from the date of the Insured's death to the end of that policy month; less

                                 3.   Any Amount Due under a Grace Period
                                      provision as of the date of death; less

                                 4.   Any Policy Loan Balance.

DEFINITION OF LIFE               The Policy is intended to qualify as a life
INSURANCE                        insurance contract under the Internal Revenue
                                 Code of 1986 as amended (referred to as "the
                                 Code") and any regulation or rulings by the
                                 Internal Revenue Service. The Code provides two
                                 Death Benefit Calculation Tests to determine
                                 whether the policy meets the definition of life
                                 insurance: the Guideline Premium Test; and the
                                 Cash Value Accumulation Test. The Test chosen
                                 in the Application cannot be changed. The Table
                                 of Corridor Factors page shows the Test chosen
                                 for the Policy.

                                 Under both tests, the Death Benefit will not be less than: the Policy's Cash Value; times the applicable Attained Age Factor as shown on the Table of Corridor Factors page. If you chose the Guideline Premium Test, the Table shown on the Table of Corridor Factors page is the Table of Guideline Premium Corridor Factors. The
                                 Guideline Premium Corridor Factors are based on the percentages as currently described in
                                 Section 7702 of the Code. If you chose the Cash
                                 Value Accumulation Test, the Table shown on the Table of Corridor Factors page is the Table of Net Single Premium Corridor Factors.

                                 In order to have the Policy continue to qualify as life insurance under applicable law, including the Code, we reserve the right to:

                                 1.   Restrict certain changes to the Policy,
                                      such as Death Benefit increases; and

                                 2.   Require the issuance of a new policy in
                                      connection with such changes; and

                                 3.   Make changes to the Policy.

                                 We will give you written notice of any of the above actions.

DEATH BENEFIT OPTIONS            Prior to the Maturity Date, the Death Benefit
                                 depends upon the Death Benefit Option in effect
                                 on the date of the Insured's death. The Death
                                 Benefit Option in effect is shown on the Policy
                                 Specifications page or on the Policy
                                 Specifications for Policy Change page, if any.

                                 DEATH BENEFIT OPTION A

                                 The Death Benefit prior to the Maturity Date equals the greater of:

                                 1.   The Face Amount; and

                                 2.   The death benefit required by the
                                      Guideline Premium Test or the Cash Value
                                      Accumulation Test, depending on the Death
                                      Benefit Calculation Test chosen in the
                                      Application.

                                 DEATH BENEFIT OPTION B

                                 The Death Benefit prior to the Maturity Date equals the greater of:

                                 1. The Face Amount plus the Cash Value on the date of death; and

                                 2.   The death benefit required by the
                                      Guideline Premium Test or the Cash Value
                                      Accumulation Test, depending on the Death
                                      Benefit Calculation Test chosen in the
                                      Application.


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
                                 DEATH BENEFIT OPTION C

                                 Prior to the Insured's Attained Age 65, the
                                 Death Benefit equals the greater of:

                                 1. The Face Amount plus the Cash Value on the date of death; and

                                 2.   The death benefit required by the
                                      Guideline Premium Test or the Cash Value
                                      Accumulation Test, depending on the Death
                                      Benefit Calculation Test chosen in the
                                      Application.

                                 Thereafter until the Maturity Date, the Death
                                 Benefit equals the greater of:

                                 1.   The Face Amount; and

                                 2.   The death benefit required by the
                                      Guideline Premium Test or the Cash Value
                                      Accumulation Test, depending on the Death
                                      Benefit Calculation Test chosen in the
                                      Application.

                                 The Face Amount of the Policy will be
                                 increased, if necessary, to equal the Death
                                 Benefit on the date the Insured becomes
                                 Attained Age 65.

                                 If the Face Amount or Death Benefit of a rider made a part of the Policy is to be included for the purposes of calculating the Death Benefit under the above Options, that rider will so indicate.

                                 Any time the Death Benefit minus the Cash Value is greater than the then current Face Amount, we reserve the right to distribute a portion of the Cash Value to you. The amount of the distribution will be the amount required to make the Death Benefit minus the Cash Value after the distribution equal to the then current Face Amount.

MATURITY BENEFIT                 If the Insured is living and the Policy is in
                                 force on the Maturity Date, you may choose to
                                 terminate the Policy and receive the Cash
                                 Surrender Value, if it is greater than zero, as
                                 a Maturity Benefit.

CONTINUATION OF THE              For Death Benefit Options A and C, if the Cash
POLICY BEYOND THE                Surrender Value is greater than zero and the
MATURITY DATE                    Policy is in force on or after the Maturity
                                 Date, the Death Benefit will be the greater of:

                                 1.   The Face Amount on the date of the
                                      Insured's death; and

                                 2.   The Cash Value on the date of the
                                      Insured's death.

                                 For Death Benefit Option B, if the Cash
                                 Surrender Value is greater than zero and the Policy is in force on or after the Maturity
                                 Date, the Death Benefit will be: the Face
                                 Amount on the date of the Insured's death; plus the Cash Value on the date of the Insured's death.

                                 The Policy could lapse after the Maturity Date if there is an Excess Loan. (See the Cash
                                 Value, Loan and Loan Interest Repayments, and
                                 Grace Period provisions.)

                                 If the Policy is in force on or after the Maturity Date: loans may be taken; and loan repayments, partial withdrawals and transfers may be made.

                                 PLEASE NOTE: THE POLICY MAY NOT QUALIFY AS A
                                 LIFE INSURANCE CONTRACT UNDER THE CODE ON OR
                                 AFTER THE MATURITY DATE AND MAY BE SUBJECT TO
                                 TAX CONSEQUENCES. PLEASE CONSULT A TAX ADVISOR
                                 PRIOR TO CONTINUING THE POLICY BEYOND ITS
                                 MATURITY DATE.

POLICY CHANGES                   You may request policy changes at any time
                                 unless we have stated otherwise in the Policy.
                                 We reserve the right to not allow a change in
                                 the first policy year and to permit only one
                                 change per policy year. The types of changes
                                 allowed are explained below.

                                 No change will be made that would result in the Policy not meeting the definition of life insurance under Section 7702 of the Code or any applicable successor provision.


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
CHANGE IN FACE AMOUNT            You can change the Face Amount by sending us a
                                 request In Writing.

                                 Each requested decrease in Face Amount will be subject to the following:

                                 1.   The decrease will take effect on the
                                      monthly anniversary on or next following our receipt of the request at our Designated Office.

                                 2. The decrease will reduce the Face Amount in the following order, unless you request a different order In Writing, and unless any rider made a part of the Policy states otherwise:

                                      a.   Each Requested Increase in
                                           succession, starting with the most
                                           recent increase; and then

                                      b.   The remaining Initial Face Amount
                                           (excluding any increase in Face
                                           Amount resulting from a change in
                                           Death Benefit Option); and then

                                      c.   Any increase in Face Amount resulting
                                           from a change in Death Benefit
                                           Option.

                                 3.   The Face Amount after the requested
                                      decrease may not be less than the Minimum
                                      Face Amount shown on the Policy
                                      Specifications page.

                                 4. The decrease must be at least equal to the Minimum Face Amount Decrease shown on the
                                      Policy Specifications page.

                                 5.   If the decrease is made during the 12
                                      months following the Policy Date, we will deduct from the Cash Value a portion of the unpaid Monthly Coverage Expense
                                      Charges due for the remainder of the
                                      12-month period associated with the
                                      Initial Face Amount. This portion will be the ratio of the amount of the decrease to the Initial Face Amount times the unpaid
                                      Monthly Coverage Expense Charges due for the remainder of the 12-month period.

                                 6.   If the decrease (including decreases
                                      resulting from a change in Death Benefit
                                      Option) is made during the 12 months
                                      following the Date of Coverage of any
                                      Requested Increase we will deduct from the Cash Value a portion of the unpaid Monthly
                                      Coverage Expense Charges due for the
                                      remainder of the 12-month period
                                      associated with that increase. This
                                      portion will be the ratio of the amount of the decrease to the Face Amount increase times the unpaid Monthly Coverage Expense
                                      Charges due for the remainder of the
                                      12-month period.

                                 7.   A Surrender Charge may apply to the
                                      decrease in Face Amount as explained in
                                      the Surrender Charge Schedule. This
                                      Surrender Charge will be allocated among the Fixed Account and each Investment
                                      Division based on the proportion that the respective cash value in each bears to the total Cash Value, less the cash value in the Loan Account.

                                 8. The requested decrease in Face Amount may require a decrease in amounts provided by any riders made a part of the Policy.

                                 Each Requested Increase will be subject to the following:

                                 1. We must receive proof satisfactory to us that the Insured is insurable by our standards on the date of the Requested
                                      Increase.

                                 2.   The increase will take effect on the
                                      monthly anniversary on or next following our approval of the Requested Increase.

                                 3.   The increase will be at the risk
                                      classification for which the Insured then qualifies.

                                 4. The increase must be at least equal to the Minimum Face Amount Increase shown on the
                                      Policy Specifications page.

                                 5. New insurance must be available under our underwriting rules on the same plan at the age of the Insured on the date of the request.

                                 6. The total Face Amount after the increase cannot be greater than our published maximums.

                                 We will amend the Policy to show the Date of Coverage for the change in Face Amount.


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
CHANGE IN DEATH BENEFIT          After the first policy year and prior to the
OPTION                           Maturity Date, you may request a change to the
                                 Death Benefit Option. Proof that the Insured is
                                 insurable by our standards on the date of the
                                 change may be required. The effective date of
                                 the change will be the monthly anniversary on
                                 or next following the date we receive your
                                 request In Writing. On the effective date of
                                 this change the Death Benefit payable will not
                                 change, but the Face Amount may change. Changes
                                 are allowed as follows:

                                 1.   Change from Death Benefit Option A to:
                                      Death Benefit Option B; or to Death
                                      Benefit Option C on or prior to Attained
                                      Age 60.

                                      The Face Amount of the Policy will be
                                      decreased, if necessary, to equal the
                                      Death Benefit minus the Cash Value on the effective date of the change. This change may not be made if it would result in a Face Amount for the Policy that is less than the Minimum Face Amount shown on the Policy Specifications page. A Surrender
                                      Charge will apply to any decrease in the Face Amount of the Policy as explained in the Surrender Charge Schedule.

                                      The decrease will reduce the Face Amount in the following order, unless any rider made a part of the Policy states otherwise:

                                      a.   Each Requested Increase in
                                           succession, starting with the most
                                           recent increase; and then

                                      b.   The remaining Initial Face Amount;
                                           and then

                                      c.   Any increase in Face Amount resulting
                                           from a change in Death Benefit
                                           Option.

                                      A decrease in Face Amount may require a
                                      decrease in amounts provided by any riders made a part of the Policy.

                                 2.   Change from Death Benefit Option B to:
                                      Death Benefit Option A; or to Death
                                      Benefit Option C on or prior to Attained
                                      Age 60.

                                      The Face Amount of the Policy will be
                                      increased, if necessary, to equal the
                                      Death Benefit on the effective date of the change.

                                 3.   Change from Death Benefit Option C to
                                      Death Benefit Option A.

                                      If this change is made on or prior to
                                      Attained Age 65, the Face Amount of the
                                      Policy will be increased, if necessary, to equal the Death Benefit on the effective date of the change.

                                      If this change is made after Attained Age
                                      65, the Face Amount will not change.

                                 4.   Change from Death Benefit Option C to
                                      Death Benefit Option B.

                                      If this change is made on or prior to
                                      Attained Age 65, the Face Amount will not change.

                                      If this change is made after Attained Age
                                      65, the Face Amount of the Policy will be decreased, if necessary, to equal the Death Benefit minus the Cash Value on the effective date of the change. This change may not be made if it would result in a Face Amount for the Policy that is less than the Minimum Face Amount shown on the Policy Specifications page. A Surrender
                                      Charge may apply to any decrease in the
                                      Face Amount of the Policy as explained in the Surrender Charge Schedule.

                                      The decrease will reduce the Face Amount in the following order, unless any rider made a part of the Policy states otherwise:

                                      a.   Each Requested Increase in
                                           succession, starting with the most
                                           recent increase; and then

                                      b.   The remaining Initial Face Amount
                                           (which includes any increase in Face
                                           Amount resulting from a change in
                                           Death Benefit Option.

                                      A decrease in Face Amount may require a
                                      decrease in amounts provided by any riders made a part of the Policy.


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
                                 3.   CASH VALUES

CASH VALUE                       The Cash Value of the Policy equals the total
                                 of the values in the Fixed Account, the
                                 Separate Account and the Loan Account, and is
                                 described below. You may access the Cash Value
                                 by taking a loan, making a partial withdrawal,
                                 or surrendering the Policy.

FIXED ACCOUNT CASH VALUE         The interest credited to the cash value in the
GUARANTEED INTEREST RATE         Fixed Account for a specific day will be at an
                                 effective annual rate not less than the Fixed
                                 Account Cash Value Guaranteed Interest Rate
                                 shown on the Policy Specifications page.

FIXED ACCOUNT CASH VALUE         The cash value in the Fixed Account on the
                                 Investment Start Date equals: the portion of
                                 the initial Net Premium received and allocated
                                 to the Fixed Account; less the portion of the
                                 Monthly Deductions due from the Policy Date
                                 through the Investment Start Date, if any,
                                 charged to the Fixed Account.

                                 The cash value in the Fixed Account on any day after the Investment Start Date equals:

                                      1.   The cash value in the Fixed Account
                                           on the preceding Valuation Date, with
                                           interest on such value at the current
                                           rate; plus

                                      2.   Any portion of Net Premium received
                                           and allocated to the Fixed Account on
                                           that day; plus

                                      3.   Any amounts transferred to the Fixed
                                           Account on that day; plus

                                      4.   Any loan repayments allocated to the
                                           Fixed Account on that day; plus

                                      5.   That portion of any interest credited
                                           on an outstanding Loan which is
                                           allocated to the Fixed Account on
                                           that day;

                                 Less:

                                      1.   Any amount transferred from the Fixed
                                           Account to the Investment Divisions
                                           on that day;

                                      2.   Any partial withdrawal from the Fixed
                                           Account on that day;

                                      3.   Any portion of a Transfer Processing
                                           Charge taken from the Fixed Account;

                                      4.   Any portion of the Surrender Charge
                                           taken on that day due to a requested
                                           decrease in Face Amount, Death
                                           Benefit Option change or partial
                                           withdrawal attributable to the Fixed
                                           Account;

                                      5.   Any portion of the unpaid Monthly
                                           Coverage Expense Charges taken on
                                           that day due to a requested decrease
                                           in Face Amount, Death Benefit Option
                                           change or partial withdrawal
                                           attributable to the Fixed Account;

                                      6.   Any amount transferred from the Fixed
                                           Account to the Loan Account on that
                                           day;

                                      7.   If that day is a monthly anniversary,
                                           the portion of the Monthly Deduction
                                           charged to the Fixed Account to cover
                                           the policy month that starts on that
                                           day.

                                 The cash value in the Fixed Account can be negative. Interest will not be charged on negative cash value.


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
SEPARATE ACCOUNT CASH            The cash value in each Investment Division on
VALUE                            the Investment Start Date equals: the portion
                                 of the initial Net Premium received and
                                 allocated to the Investment Division; less the
                                 portion of the Monthly Deductions due from the
                                 Policy Date through the Investment Start Date,
                                 if any, charged to the Investment Division.

                                 The cash value in each Investment Division on any day after the Investment Start Date equals:

                                      1.   The cash value in the Investment
                                           Division on the preceding Valuation
                                           Date times that Investment Division's
                                           Net Investment Factor for the current
                                           Valuation Period; plus

                                      2.   Any portion of Net Premium received
                                           and allocated to the Investment
                                           Division on that day; plus

                                      3.   Any amounts transferred to the
                                           Investment Division from the Fixed
                                           Account or from another Investment
                                           Division during the current Valuation
                                           Period; plus

                                      4.   Any loan repayments allocated to the
                                           Investment Division during the
                                           current Valuation Period; plus

                                      5.   That portion of any interest credited
                                           on an outstanding Loan which is
                                           allocated to the Investment Division
                                           during the current Valuation Period;

                                 Less:

                                      1.   Any amounts transferred from the
                                           Investment Division during the
                                           current Valuation Period;

                                      2.   Any partial withdrawal from the
                                           Investment Division during the
                                           current Valuation Period;

                                      3.   Any portion of a Transfer Processing
                                           Charge taken from the Investment
                                           Division;

                                      4.   Any portion of the Surrender Charge
                                           incurred during the current Valuation
                                           Period due to a requested decrease in
                                           Face Amount, Death Benefit Option
                                           change or partial withdrawal
                                           attributable to the Investment
                                           Division;

                                      5.   Any portion of the unpaid Monthly
                                           Coverage Expense Charges taken during
                                           the current Valuation Period due to a
                                           requested decrease in Face Amount,
                                           Death Benefit Option change or
                                           partial withdrawal attributable to
                                           the Investment Division;

                                      6.   Any amount transferred from the
                                           Investment Division to the Loan
                                           Account during the current Valuation
                                           Period;

                                      7.   If a monthly anniversary occurs
                                           during the current Valuation Period,
                                           the portion of the Monthly Deduction
                                           charged to the Investment Division
                                           during the current Valuation Period
                                           to cover the policy month that starts
                                           during that Valuation Period.

                                 The cash value in an Investment Division can be negative. Interest will not be charged on negative cash value.

VARIABLE ACCUMULATION            At the end of a Valuation Date, the current
UNITS                            market value of an Investment Division is
                                 determined by multiplying that Investment
                                 Division's accumulation unit value times the
                                 number of Investment Division accumulation
                                 units held under the Policy.

                                 The number of Investment Division accumulation units will increase when:

                                 1. Any portion of a Net Premium is allocated to that Investment Division;

                                 2.   Amounts are transferred to that Investment
                                      Division; or

                                 3.   Loans are repaid and credited to that
                                      Investment Division.


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
                                 The number of Investment Division accumulation units will decrease when:

                                 1.   Any portion of the Monthly Deduction is
                                      deducted from that Investment Division;

                                 2.   A Loan is taken from that Investment
                                      Division;

                                 3.   An amount is transferred from that
                                      Investment Division;

                                 4. A Transfer Processing Charge is taken from that Investment Division;

                                 5.   A Surrender Charge is taken from that
                                      Investment Division;

                                 6.   A partial withdrawal is taken from that
                                      Investment Division; or

                                 7. Any portion of the Coverage Expense Charge is taken from that Investment Division due to a decrease in Face Amount attributable to that Investment Division.

VALUE OF EACH                    The value of an accumulation unit may increase
ACCUMULATION UNIT                or decrease from one Valuation Period to the
                                 next. For any Valuation Period, the value
                                 equals 1. times 2., where:

                                 1. Equals the value of an accumulation unit for the prior Valuation Period; and

                                 2.   Equals the Net Investment Factor for that
                                      Investment Division for the current
                                      Valuation Period.

NET INVESTMENT FACTOR            The Net Investment Factor measures the
                                 investment performance of an Investment
                                 Division during a Valuation Period. The Net
                                 Investment Factor for each Investment Division
                                 for a Valuation Period is equal to:

                                 1. The value of the assets at the end of the preceding Valuation Period; plus

                                 2.   The investment income and capital
                                      gains--realized or unrealized--credited to the assets during the Valuation Period for which the Net Investment Factor is being determined; less

                                 3.   The capital losses--realized or
                                      unrealized--charged against the assets
                                      during the Valuation Period; less

                                 4.   Any amount charged against the Investment
                                      Division for taxes, including any tax or other economic burden resulting from the application of tax laws that we determine to be properly attributable to the Investment Division, or any amount we set aside during the Valuation Period as a reserve for taxes attributable to the operation or maintenance of the Investment
                                      Division; divided by

                                 5. The value of the assets at the end of the preceding Valuation Period.

LOAN ACCOUNT CASH VALUE          The cash value in the Loan Account as of the
                                 Investment Start Date equals the amount
                                 transferred into the Loan Account on that day.

                                 The cash value in the Loan Account on any day after the Investment Start Date is equal to:

                                 1. The cash value in the Loan Account on the preceding Valuation Date, with interest at the Loan Interest Rate Credited; plus

                                 2. Any amount transferred to the Loan Account from the Fixed Account on that day; plus

                                 3. Any amount transferred to the Loan Account from the Investment Divisions on that day;
                                      plus

                                 4.   If that day is a policy anniversary, an
                                      amount due to cover the Loan Interest if not paid by you; less

                                 5.   Any amount transferred from the Loan
                                      Account to the Fixed Account on that day;
                                      less

                                 6.   Any amount transferred from the Loan
                                      Account to the Investment Divisions on
                                      that day.

CASH VALUE AFTER THE             If the Policy is continued beyond the Maturity
MATURITY DATE                    Date, the Cash Value of the Policy on and after
                                 the Maturity Date will be determined in the
                                 same manner as described above, except there
                                 will be no Monthly Deductions taken. Premiums
                                 cannot be paid on or after the Maturity Date,
                                 except for payments required under a Grace
                                 Period due to an Excess Loan.


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
MONTHLY DEDUCTION                The Monthly Deduction for the following month
                                 is deducted on the monthly anniversary; and
                                 equals the sum of:

                                 1.   The Total Monthly Cost of Insurance; plus

                                 2.   The Monthly Mortality and Expense Risk
                                      Charge; plus

                                 3.   The Monthly Coverage Expense Charge; plus

                                 4.   The Monthly Policy Charge; plus

                                 5. The monthly costs for riders made a part of the Policy, unless otherwise stated in a rider.

                                 The Monthly Deduction for a policy month will be taken from the Fixed Account and the Investment Divisions in the same proportion that the respective cash value in each bears to the total Cash Value, less the cash value in the Loan Account on the monthly anniversary.
                                 However, at any time you can choose In Writing to have Monthly Deductions allocated to:

                                 1.   The Fixed Account or to a specific
                                      Investment Division until the cash value in the Fixed Account or that Investment
                                      Division is insufficient to cover the
                                      entire Monthly Deduction; and then

                                 2.   To the Fixed Account and the remaining
                                      Investment Divisions in the same
                                      proportion that the respective cash value in each bears to the total Cash Value, less the cash value in the Loan Account on the monthly anniversary.

                                 You can change the Monthly Deduction allocation by making a request In Writing.

                                 There will be no Monthly Deduction taken on or after the Maturity Date.

MONTHLY COST OF INSURANCE        The Monthly Cost of Insurance for the following
                                 month is charged as part of the Monthly
                                 Deduction and is included in the Total Monthly
                                 Cost of Insurance. The Total Monthly Cost of
                                 Insurance equals:

                                 1.   The Net Amount at Risk allocated to the
                                      remaining Initial Face Amount (which
                                      includes any increase in Face Amount
                                      resulting from a change in Death Benefit
                                      Option) times the Monthly Cost of
                                      Insurance Rate for the Initial Face
                                      Amount, divided by 1,000; plus

                                 2.   If you request any increases in Face
                                      Amount, the Net Amount at Risk allocated to each Requested Increase times the Monthly Cost of Insurance Rate for each increase in Face Amount, divided by 1,000.

NET AMOUNT AT RISK               The Net Amount at Risk equals:

                                 1.   For Death Benefit Option A, and for Death
                                      Benefit Option C on and after Age 65:

                                      a.   The greater of: the Face Amount
                                           divided by the Monthly Discount
                                           Factor shown on the Policy
                                           Specifications page; and the Cash
                                           Value (before the deduction of the
                                           Total Monthly Cost of Insurance) at
                                           the start of the policy month times
                                           the applicable Attained Age Factor
                                           shown in the Table of Corridor
                                           Factors; less

                                      b.   The Cash Value (before the deduction
                                           of the Total Monthly Cost of
                                           Insurance) at the start of the policy
                                           month.

                                 2.   For Death Benefit Option B, and for Death
                                      Benefit Option C prior to Age 65:

                                      a.   The greater of: the Face Amount
                                           divided by the Monthly Discount
                                           Factor shown on the Policy
                                           Specifications page, plus the Cash
                                           Value (before the deduction of the
                                           Total Monthly Cost of Insurance) at
                                           the start of the policy month; and
                                           the Cash Value (before the deduction
                                           of the Total Monthly Cost of
                                           Insurance) at the start of the policy
                                           month times the applicable Attained
                                           Age Factor shown in the Table of
                                           Corridor Factors; less

                                      b.   The Cash Value (before the deduction
                                           of the Total Monthly Cost of
                                           Insurance) at the start of the policy
                                           month.


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

                                 If the Face Amount or Death Benefit of a rider made a part of the Policy is to be included for the purposes of calculating the Net Amount at Risk under the Death Benefit Options, that rider will so indicate.

                                 The Cash Value used in the Net Amount at Risk calculation will not be less than zero.

ALLOCATION OF NET AMOUNT         The Net Amount at Risk will be allocated to the
AT RISK                          coverages in the following order:

                                 1.   Each increase in Face Amount in
                                      succession, starting with the most recent increase; and then

                                 2.   To the coverage provided by the remaining
                                      Initial Face Amount (which includes any
                                      increase in Face Amount resulting from a change in Death Benefit Option).

                                 If the Allocation of Net Amount at Risk is affected by a rider made a part of the Policy, that rider will so indicate.

MONTHLY COST OF INSURANCE        At the start of each coverage year, the Monthly
RATES                            Cost of Insurance Rate is calculated for the
                                 remaining Initial Face Amount (which includes
                                 any increase in Face Amount resulting from a
                                 Death Benefit Option Change) and for each
                                 Requested Increase. The Monthly Cost of
                                 Insurance Rate for each portion of coverage is
                                 based on the issue age, risk classification,
                                 sex and completed years from the Policy Date
                                 for the Initial Face Amount and from the Date
                                 of Coverage for each Requested Increase. If the
                                 Death Benefit equals a percentage of the Cash
                                 Value, any increase in Cash Value will cause an
                                 automatic increase in the Death Benefit. The
                                 risk classification for such increase will be
                                 the same as that used for the most recent
                                 Requested Increase, excluding any riders, which
                                 required proof that the Insured was insurable
                                 by our standards.

                                 The Monthly Cost of Insurance Rates for each portion of coverage will never exceed the rates shown on the Table of Guaranteed Maximum
                                 Monthly Cost of Insurance Rates page for that coverage. Any change in the cost of insurance rates will apply to all persons of the same age, sex, and risk classification whose coverage has been in force for the same length of time.

MONTHLY COVERAGE EXPENSE         The Policy's Monthly Coverage Expense Charge
CHARGE                           equals the total of these charges for the
                                 Initial Face Amount and for all Requested
                                 Increases. The Charge for each portion of
                                 coverage equals: the Face Amount of the Policy
                                 (excluding any increase in Face Amount
                                 resulting from a Death Benefit Option change)
                                 or the amount of an increase; times its Monthly
                                 Coverage Expense Charge rate for the applicable
                                 year; divided by 1,000. The Maximum Monthly
                                 Coverage Expense Charge is shown on the Policy
                                 Specifications page. A separate Maximum Monthly
                                 Coverage Expense Charge will apply to each
                                 Requested Increase.

                                 If the Policy is reinstated, the period of lapse will not be considered in determining the applicable Monthly Coverage Expense Charge on any day after Reinstatement.

MONTHLY POLICY CHARGE            The Monthly Policy Charge will never exceed the
                                 amount shown on the Policy Specifications page.

                                 If the Policy is reinstated, the period of lapse will not be considered in determining the applicable Monthly Policy Charge on any day after Reinstatement.

MORTALITY AND EXPENSE            The Mortality and Expense Risk Charge will be
RISK CHARGE                      calculated on each monthly anniversary and will
                                 not exceed the Maximum Mortality and Expense
                                 Risk Charge shown on the Policy Specifications
                                 page times the cash value in the Separate
                                 Account at the start of the current monthly
                                 anniversary. If the cash value in the Separate
                                 Account is negative on a monthly anniversary,
                                 the Mortality and Expense Risk Charge will not
                                 be deducted for that month.

                                 If the Policy is reinstated, the period of
                                 lapse will not be considered in determining the
                                 applicable Mortality and Expense Risk Charge on
                                 any day after Reinstatement.
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CASH SURRENDER VALUE             The Cash Surrender Value of the Policy equals
                                 the Cash Value at the time of surrender, less:

                                 1.   Any Policy Loan Balance;

                                 2.   Any unpaid Monthly Coverage Expense
                                      Charges and Monthly Policy Charges due for the remainder of the first policy year;

                                 3.   Any unpaid Monthly Coverage Expense
                                      Charges and Monthly Policy Charges due for the remainder of the 12-month period following the Date of Coverage of a Requested Increase;

                                 4.   Any unpaid Monthly Coverage Expense
                                      Charges and Monthly Policy Charges due for the remainder of the 12-month period following the Issue Date of any rider made a part of the Policy if that rider so states;

                                 5.   Any Surrender Charge.

SURRENDER                        You may surrender the Policy for its Cash
                                 Surrender Value during the lifetime of the
                                 Insured. We will determine the Cash Surrender
                                 Value as of the date we receive your request In
                                 Writing. The Cash Surrender Value will be paid
                                 to you in one sum or placed in an account that
                                 earns interest unless you choose In Writing to
                                 apply all or part of the proceeds to a Payment
                                 Option. (See the Payment Options section).

                                 The Policy will terminate on the monthly anniversary on or next following the date of surrender. The Cash Surrender Value will not be reduced by the Total Monthly Cost of Insurance due on that date for a subsequent policy month.

                                 If the Insured dies on or after the date of surrender and before the termination of the
                                 Policy: the surrender will be reversed; and the Cash Surrender Value paid to you will be processed as a Loan. Therefore, the Cash
                                 Surrender Value paid to you will be deducted from the Policy Proceeds. (See the Policy
                                 Proceeds provision.)

PARTIAL WITHDRAWALS              After the first policy year and subject to the
                                 conditions below, you may make a request In
                                 Writing for a partial withdrawal from the Cash
                                 Surrender Value.

                                 We reserve the right to limit the total amount you may withdraw to 90% of the Cash Surrender
                                 Value. See the Allocation of Partial
                                 Withdrawals, Fixed Account Partial Withdrawals and Separate Account Partial Withdrawals provisions below for additional limits we may impose on partial withdrawals.

                                 The amount of your partial withdrawal request at any one time must be at least the Minimum
                                 Loan and Partial Withdrawal Amount shown on the Policy Specifications page.

                                 No partial withdrawal will be processed which would:

                                 1.   Reduce the Cash Surrender Value to less
                                      than an amount that would cover two
                                      Monthly Deductions; or

                                 2.   Result in the Face Amount, excluding
                                      riders, being less than the Minimum Face
                                      Amount shown on the Policy Specifications page; or

                                 3.   Disqualify the Policy as life insurance
                                      under the Code and any interpretive
                                      regulation or rulings by the Internal
                                      Revenue Service.

                                 In each policy year after the first, you may make up to the Maximum Number of Partial
                                 Withdrawals shown on the Policy Specifications page as long as the total withdrawal amount
                                 (see the first paragraph of this provision) is not exceeded, except with our consent. We reserve the right to change the minimum amounts or the maximum number of partial withdrawals.
                                 We also may assess a transaction charge for a withdrawal, not to exceed the Maximum Partial
                                 Withdrawal Charge shown on the Policy
                                 Specifications page.

                                 The Death Benefit of the Policy will be based
                                 on the Face Amount after the partial withdrawal
                                 and the reduced Cash Value. The Face Amount of
                                 the Policy will be decreased, if necessary,
                                 such that the Net Amount at Risk after the
                                 partial withdrawal is not greater than the Net
                                 Amount at Risk before the partial withdrawal.
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                                 The Face Amount will be decreased in the
                                 following order, unless any rider made a part
                                 of the Policy states otherwise:

                                 1.   Each Requested Increase in succession,
                                      starting with the most recent increase;
                                      and then

                                 2.   The remaining Initial Face Amount; and
                                      then

                                 3. Any increase in Face Amount resulting from a change in Death Benefit Option.

                                 If a decrease in Face Amount requires a
                                 decrease in the amounts provided by any riders made a part of the Policy, that rider will so indicate.

                                 A Surrender Charge may apply if the Face Amount is decreased as a result of a partial withdrawal.

ALLOCATION OF PARTIAL            Subject to the conditions below, partial
WITHDRAWALS                      withdrawals will be allocated among the Fixed
                                 Account and the Investment Divisions in the
                                 same proportion that the respective cash value
                                 in each bears to the total Cash Value less the
                                 cash value in the Loan Account on the date of
                                 the partial withdrawal. If the Fixed Account
                                 conditions will not allow this proportionate
                                 allocation, we will request that you specify an
                                 acceptable allocation.

FIXED ACCOUNT PARTIAL            Except with our consent, partial withdrawals
WITHDRAWALS AND TRANSFERS        and transfers from the Fixed Account can be
                                 made once within 30 days after each policy
                                 anniversary. The maximum amount of all partial
                                 withdrawals and transfers from the Fixed
                                 Account in a policy year will, except with our
                                 consent, be the greater of 1. and 2., where:

                                 1.   Equals the portion of the Cash Surrender
                                      Value in the Fixed Account at the start of that policy year times the Fixed Account
                                      Maximum Withdrawal Percentage Limit, as
                                      shown on the Policy Specifications page.

                                 2.   Equals the previous year's Fixed Account
                                      Maximum withdrawal amount.

                                 However, if less than $[50] would remain in the Fixed Account after the withdrawal, you can withdraw the entire portion of the Cash
                                 Surrender Value in the Fixed Account.

SEPARATE ACCOUNT PARTIAL         The maximum amount of a partial withdrawal from
WITHDRAWALS                      any one of the Investment Divisions will be the
                                 lesser of 1. and 2., where:

                                 1.   Equals 90% of the portion of the Cash
                                      Surrender Value in that Investment
                                      Division at the start of that policy year.

                                 2.   Equals the amount required to keep the
                                      Face Amount, excluding riders, from being less than the Minimum Face Amount.

SURRENDER CHARGE                 During the surrender charge period, a Surrender
                                 Charge will apply: upon surrender; upon lapse;
                                 upon a partial withdrawal that decreases the
                                 Face Amount; upon a change in Death Benefit
                                 Option that decreases the Face Amount; and upon
                                 a requested decrease in Face Amount. However,
                                 in each policy year you can take partial
                                 withdrawals equal to 10% without a Surrender
                                 Charge. For example, if you take a partial
                                 withdrawal of 6% of the Cash Surrender Value,
                                 you can take another 4% of the then current
                                 Cash Surrender Value in that policy year
                                 without a Surrender Charge, and then Surrender
                                 Charges will apply to any future withdrawals in
                                 that policy year.

                                 A Surrender Charge will be applied:

                                 1.   First, with respect to each Requested
                                      Increase in succession and the number of months from the Date of Coverage for that increase, starting with the most recent increase; and then

                                 2.   With respect to the Initial Face Amount
                                      (excluding any increase in Face Amount
                                      resulting from a Death Benefit Option
                                      change) and the number of months from the Policy Date.

                                 The Maximum Surrender Charges for the Initial
                                 Face Amount and for any Requested Increase are
                                 shown on the Surrender Charge Schedule page for
                                 the respective coverage.
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                                 A Surrender Charge will apply to any decrease
                                 in Face Amount during the surrender charge
                                 period. The amount of Surrender Charge applied
                                 because of a decrease in Face Amount is defined
                                 on the Surrender Charge Schedule page for the
                                 portion of the Face Amount being decreased. The
                                 Surrender Charge for a decrease in Face Amount
                                 is deducted from the Cash Value on the
                                 effective date of the decrease.

                                 The Surrender Charge will be allocated among the Fixed Account and the Investment Divisions in the same proportion that the respective cash value in each bears to the total Cash Value less the cash value in the Loan Account. If a Surrender Charge is imposed due to a partial withdrawal, it will be allocated among the Fixed Account and the Investment Divisions in the same proportion that the partial withdrawal was allocated among the Fixed Account and the Investment Divisions.

                                 If the Surrender Charge of a rider made a part of the Policy is to be included for the purposes of determining the Surrender Charge applicable to the Policy, that rider will so indicate.

                                 If the Policy is reinstated, the period of lapse will not be considered in determining the applicable Surrender Charge on any date after Reinstatement.

CONTINUATION OF INSURANCE        If all premium payments cease and the
                                 Guaranteed Minimum Death Benefit provision is
                                 not in effect, the insurance provided under the
                                 Policy, including benefits provided by any
                                 rider made a part of the Policy, will continue
                                 in accordance with the provisions of the Policy
                                 for as long as the Cash Surrender Value is
                                 sufficient to cover the Monthly Deductions.
                                 (See the Grace Period provision.)

POSTPONEMENT OF PAYMENTS         We will usually pay any amounts payable on
OR TRANSFERS                     Loans, surrenders or partial withdrawals
                                 allocated to the Investment Divisions within
                                 seven days after we receive the request In
                                 Writing. We will usually pay any Death Benefit
                                 proceeds within seven days after we receive due
                                 proof of claim. Payment of any amount payable
                                 from the Investment Divisions on Loans (except
                                 when used to pay premiums on policies issued by
                                 us), surrenders, partial withdrawals or death
                                 may be postponed whenever:

                                 1.   The New York Stock Exchange is closed
                                      (other than customary weekend and holiday closing) or trading on the New York Stock
                                      Exchange is restricted as determined by
                                      the SEC;

                                 2.   The SEC, by order, permits postponement
                                      for the protection of policy owners; or

                                 3. An emergency exists as determined by the SEC, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.

                                 Transfers may also be postponed under the circumstances listed above.

                                 We may defer payment of the portion of any amount payable from the Fixed Account on surrender or partial withdrawals for not more than six months. If we defer payment for 30 days or more, we will pay interest, if required by law, at a rate at least equal to the minimum required by the state governing the Policy.

                                 We may defer payment of the portion of any Loan from the Fixed Account for not more than six months, except for payment of premiums to us.

BASIS OF COMPUTATION             The minimum cash values in the Fixed Account
                                 are based on:

                                 1.   The Basis of Computation of Minimum Cash
                                      Values table shown on the Policy
                                      Specifications page and any Policy
                                      Specifications for Policy Change page; and

                                 2. Compound interest at an annual rate of not less than the Fixed Account Cash Value
                                      Guaranteed Interest Rate shown on the
                                      Policy Specifications page.

                                 All values are at least equal to those required
                                 by any applicable law of the state that governs
                                 the Policy. We have filed a detailed statement,
                                 if required, of the method of calculating cash
                                 values and reserves with the insurance
                                 supervisory official of that state.
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                                 4.   SEPARATE ACCOUNT PROVISIONS AND TRANSFERS

SEPARATE ACCOUNT                 The variable benefits under the Policy are
                                 provided through investments in the Separate
                                 Account. This account is used for flexible
                                 premium variable life insurance policies and,
                                 if permitted by law, may be used for other
                                 policies or contracts as well.

                                 We hold the assets of the Separate Account.
                                 These assets are held separately from the assets held in our general account (which includes the Fixed Account). Income, gains and losses--whether or not realized--from assets allocated to the Separate Account will be credited to or charged against the Separate
                                 Account without regard to our other income, gains or losses.

                                 The portion of the assets held in the Separate
                                 Account equal to the reserves and other policy liabilities with respect to the Separate
                                 Account will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to our general account any assets of the Separate
                                 Account that exceed the reserves and other policy liabilities of the Separate Account.

                                 The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company
                                 Act of 1940. The Separate Account is also subject to the laws of the state of Delaware.
                                 To the extent required by law, the investment policy of the Separate Account will not be changed without the approval of the Insurance
                                 Commissioner of the State of Delaware. If required, the approval process is on file with the insurance supervisory official of the state that governs the Policy.

INVESTMENT DIVISIONS             The Separate Account has multiple Investment
                                 Divisions. The Investment Divisions invest in
                                 shares of registered investment companies or
                                 other pools of investment assets.

                                 Income, gains and losses--whether or not realized--from the assets of each Investment
                                 Division are credited to or charged against that Investment Division without regard to income, gains or losses in other Investment
                                 Divisions or in the Fixed Account.

                                 We will value the assets of each Investment
                                 Division at the end of each Valuation Period.

                                 The values and benefits of the Policy depend on: the investment performance of the Investment Divisions; and the interest credited to the Fixed Account. We do not guarantee the investment performance of the Investment
                                 Divisions. You bear the investment risk for amounts invested in the Investment Divisions for the Policy.

ADDITION, DELETION OR            As permitted by law, we can add or remove
SUBSTITUTION OF INVESTMENT       shares of a fund that are held by the Separate
DIVISIONS                        Account or that the Separate Account may
                                 purchase. When a change is made, we will send
                                 you: a prospectus supplement or a revised
                                 prospectus for the Separate Account which will
                                 describe all of the funds then available for
                                 the Policy in the Separate Account or its
                                 successor or any other investment company in
                                 which the Separate Account is invested; and any
                                 notice required by law.

                                 When shares of a fund are removed, we have the right to substitute a different fund in which the Investment Division will then invest:

                                 1.   The value of the removed shares of the
                                      fund; and

                                 2.   Future net premiums applied to that
                                      Investment Division.

                                 The investment policy of the Separate Account
                                 will not be changed unless the change has been
                                 approved by the Insurance Commissioner of the
                                 State of Delaware, if required. We have filed a
                                 statement of the approval process with the
                                 insurance supervisory official of the state
                                 that governs the Policy, to the extent required
                                 by law.
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TRANSFERS                        If the Policy is in force and you have not
                                 exercised your Conversion Right, 20 days after
                                 the initial Net Premium is applied to the
                                 Policy, you may transfer amounts as follows:

                                 1.   Between the Fixed Account and the
                                      Investment Divisions; and

                                 2.   Among the Investment Divisions.

                                 These transfers will be subject to the
                                 following conditions:

                                 1.   We must receive a request for transfer In
                                      Writing.

                                 2. The transfer request must be expressed as a dollar amount or as a percentage in whole numbers.

                                 3. The minimum amount of the transfer must be equal to the lesser of [$50] or the total amount in the Fixed Account or Investment
                                      Division that the transfer is being made from.

                                 4. We may impose a charge for each transfer not to exceed the Maximum Transfer
                                      Processing Charge shown on the Policy
                                      Specifications page.

                                 5. We reserve the right to limit the number of transfers in each policy year to the Maximum Number of Transfers per Policy
                                      Year shown on the Policy Specifications
                                      page.

                                 6.   The maximum amount of all transfers and
                                      partial withdrawals from the Fixed Account
                                      (the Fixed Account Maximum) in any policy year will be the greater of a. and b., where:

                                      a.   Equals the portion of the Cash
                                           Surrender Value in the Fixed Account
                                           at the start of that policy year,
                                           times the Fixed Account Maximum
                                           Withdrawal Percent Limit shown on the
                                           Policy Specifications page; and

                                      b.   Equals the previous policy year's
                                           Fixed Account Maximum withdrawal
                                           amount.

                                      However, if less than [$50] would remain in the Fixed Account after the transfer, you can transfer the remainder to the Investment Divisions.

                                      The Fixed Account cash value immediately after any transfer to the Fixed Account cannot exceed c. times d., where:

                                      c.   Equals the Fixed Account cash value
                                           plus the Separate Account cash value;
                                           and

                                      d.   Is the Fixed Account Maximum
                                           Allocation Percent as shown on the
                                           Policy Specifications page.

                                 All transfers that occur on the same day are counted as one transfer for the purpose of determining: any charge under item 4 above; and the number of transfers made in a policy year under item 5 above.

                                 Your right to make transfers is subject to limitations or modifications by us if we determine, in our sole opinion, that the exercise of the right by one or more owners with interests in the Investment Division is, or would be, to the disadvantage of other owners. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right that we consider to be to the disadvantage of other owners. A limitation or modification could be applied to transfers to and from one or more of the Investment
                                 Divisions and could include, but is not limited to:

                                 1. The requirement of a minimum time period between each transfer;

                                 2.   Not accepting a transfer request from a
                                      third party acting under authorization on behalf of more than one owner;

                                 3.   Limiting the dollar amount that may be
                                      transferred by an owner between the
                                      Investment Divisions at any one time; or

                                 4.   Requiring that a transfer request be
                                      provided In Writing and signed by the
                                      owner.
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                                 5.   LOANS

LOANS Upon your request In Writing, you may borrow no more than the Loan Value (defined below) of the Policy while it is in force.

                                 The Loan Value on the date the loan is made equals:

                                 1.   The Cash Value; less

                                 2.   Any Policy Loan Balance; less

                                 3.   Loan interest to the next policy
                                      anniversary; less

                                 4. The most recent Monthly Deduction charged, times the number of policy months to the next policy anniversary; less

                                 5.   Any Surrender Charge; plus

                                 6.   Interest at the Fixed Account Cash Value
                                      Guaranteed Interest Rate credited to the next policy anniversary.

                                 The amount of each loan request must be at least equal to the Minimum Loan and Partial
                                 Withdrawal Amount shown on the Policy
                                 Specifications page. The Policy will be the sole security for such Loan.

                                 You may allocate the Loan among the Fixed
                                 Account and the Investment Divisions. If you do not specify the allocation, then the Loan will be allocated among the Fixed Account and the Investment Divisions in the same proportion that the respective cash value in each bears to the total Cash Value, less the cash value in the Loan Account, on the date of the Loan.

                                 Cash value equal to the Loan allocated to the Fixed Account and each Investment Division will be transferred to the Loan Account and will earn interest at an annual effective rate not less than the Loan Interest Rate Credited shown on the Policy Specifications page. Interest earned on the cash value in the Loan Account will remain in the Loan Account until: we receive a loan repayment; a new Loan is made;
                                 the Policy enters the Grace Period; or the next policy anniversary. Upon any of these events, the interest earned on the Loan Account will be transferred to the Fixed Account and the Investment Divisions in proportion to the cash value in each.

LOAN INTEREST CHARGED            Interest on loans will be charged at the Loan
                                 Interest Rate Charged applicable to the Policy
                                 Year as shown on the Policy Specifications
                                 page. This is a fixed loan interest rate. The
                                 loan interest is due each year on the policy
                                 anniversary.

                                 If you do not pay the loan interest when it is due on a policy anniversary: an amount of cash value equal to the loan interest will be added to the existing loan; interest will be charged on it; and it will be allocated to the Loan
                                 Account. The amount transferred will be
                                 deducted from the Fixed Account and the
                                 Investment Divisions in the same proportion that the cash value in each bears to the total
                                 Cash Value, less the cash value in the Loan
                                 Account.

LOAN AND LOAN INTEREST           Any payment we receive will be applied as a
REPAYMENTS                       premium payment unless it is clearly marked as
                                 a Loan repayment.

                                 You may repay the Policy Loan Balance in whole or in part at any time before the death of the Insured while the Policy is in force. When a loan repayment is made, an amount equal to the loan repayment will be transferred from the Loan Account to the Fixed Account and the Investment Divisions in the same proportion that the cash value in each bears to the total
                                 Cash Value, less the cash value in the Loan
                                 Account.

                                 If there is an Excess Loan (see the Definitions
                                 page), we will mail a notice to your last known
                                 address and that of any assignee of record. We
                                 will allow you a Grace Period for payment of
                                 the excess due. If the excess due remains
                                 unpaid at the end of the Grace Period, the
                                 Policy will lapse without value. The Grace
                                 Period will end 62 days from the date the
                                 notice is sent.
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                                 6.   PREMIUMS AND GRACE PERIOD

PAYMENT OF PREMIUMS              The first premium is due as of the Policy Date.
                                 While the Insured is living, premiums after the
                                 first must be paid at our Designated Office. A
                                 premium receipt will be furnished upon request.
                                 The Policy will not be in force until the first
                                 premium is paid.

                                 Prior to the Maturity Date, premiums may be paid in any amount and at any interval subject to the following conditions:

                                 1.   Any premium payment must be at least
                                      [$50.00].

                                 2. If you chose the Guideline Premium Test, total premiums paid in any policy year may not exceed an amount that would cause the Policy to fail the definition of life insurance as defined by Section 7702 of the Code or any applicable successor provision.

                                 The Planned Premium amount cannot be increased if payment of the increased planned premium would cause the Policy to fail to satisfy the definition of life insurance as defined by
                                 Section 7702 of the Code or any applicable successor provision.

                                 If we receive a premium that causes the Death
                                 Benefit to increase by an amount that exceeds that Net Premium, we reserve the right to refuse that premium payment. We may require additional evidence of insurability before we accept that premium payment.

                                 Premiums cannot be paid on or after the
                                 Maturity Date, unless they are required under a Grace Period provision.

                                 Unless you request otherwise In Writing, any payment that we receive will be used as a premium payment.

PERCENT OF PREMIUM CHARGE        A Percent of Premium Charge will be deducted
                                 from each premium submitted. The maximum charge
                                 is shown on the Policy Specifications page.

PREMIUM TAX CHARGE               A Premium Tax Charge will be deducted from each
                                 premium submitted. The maximum charge is shown
                                 on the Policy Specifications page.

FEDERAL TAX CHARGE               A Federal Tax Charge will be deducted from each
                                 premium submitted. The maximum charge is shown
                                 on the Policy Specifications page.

ALLOCATION OF NET                You may allocate the Net Premiums among the
PREMIUMS                         Fixed Account and the Investment Divisions. No
                                 less than 1% of the Net Premium may be
                                 allocated to the Fixed Account or any
                                 Investment Division. Percentages must be in
                                 whole numbers. The cash value in the Fixed
                                 Account immediately after payment of the
                                 premium cannot exceed 1. times 2., where:

                                 1. Equals the Fixed Account cash value plus the Separate Account cash value.

                                 2.   Equals the Fixed Account Maximum
                                      Allocation Percent as shown on the Policy
                                      Specifications page. We may modify the
                                      Fixed Account Maximum Allocation Percent at any time.

                                 The initial allocation is shown on the
                                 Application.

                                 The Policy's first Net Premium is invested in the Fixed Account as of the Investment Start
                                 Date. Twenty days after the first Net Premium is applied to the Policy, the Cash Value will be allocated to the Fixed Account and/or the Investment Divisions according to the allocations you chose on the Application.
                                 Before the Cash Value is transferred from the Fixed Account, the values and benefits of the Policy will depend on the interest credited to the Fixed Account. After the Cash Value is transferred from the Fixed Account, each Net
                                 Premium will be allocated to the Fixed Account and/or the Investment Divisions according to the allocations you have chosen as of the date we receive the premium at our Designated
                                 Office.

YOUR RIGHT TO CHANGE             While the Policy is in force, you may change
ALLOCATION                       the allocation of future Net Premiums among the
                                 Fixed Account and/or the Investment Divisions
                                 as outlined in the Allocation of Net Premiums
                                 provision. The change in allocation percentages
                                 will take effect when we receive your request
                                 in writing.
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GUARANTEED MINIMUM DEATH         On each monthly anniversary, we will compare 1.
BENEFIT                          to 2. for each Guaranteed Minimum Death Benefit
                                 Period (referred to as "Guaranteed Period")
                                 applicable to the Policy, where:

                                 1.   Equals the sum of the Guaranteed Minimum
                                      Death Benefit Monthly Premiums for each
                                      applicable Guaranteed Period for each
                                      monthly anniversary since the Policy Date;
                                      and

                                 2.   Equals the total premiums paid to date
                                      less: all partial withdrawals; any cash
                                      value paid to you to allow the Policy to continue to qualify as a life insurance contract; and any outstanding Loans.

                                 If 2. is greater than or equal to 1. for at least one applicable Guaranteed Period, the Policy will not lapse, even if the Cash
                                 Surrender Value is insufficient to pay the Monthly Deduction.

                                 If, based on the total premium paid, the Policy qualifies for a longer Guaranteed Period than the one chosen in the Application, the longer
                                 Guaranteed Period will be in effect. The Policy will qualify for a longer Guaranteed Period only if the premium requirement for that Guaranteed Period has been satisfied for each policy month since the Policy Date.

                                 If the premium requirement for the Guaranteed
                                 Period chosen in the Application is not met:
                                 the Guaranteed Period chosen will no longer be in effect; and the next shorter Guaranteed
                                 Period for which the premium requirement has been met since the Policy Date, if any, will be in effect.

                                 The Guaranteed Minimum Death Benefit Monthly
                                 Premium may change if any of the following occurs:

                                 1.   A change in Face Amount; or

                                 2. The addition or deletion of, or change to, a rider made a part of the Policy; or

                                 3.   A change in Death Benefit Option; or

                                 4.   A misstatement of age or sex in the
                                      Application; or

                                 5.   A change in the Insured's risk
                                      classification. This may also affect the Guaranteed Period.

                                 We will send you a revised Policy
                                 Specifications page reflecting the new
                                 Guaranteed Minimum Death Benefit Monthly premium.

                                 If the Guaranteed Minimum Death Benefit ends because the premium requirement has not been met while the Policy is in force, the Guaranteed Period that was in effect immediately prior to the expiration of the Guaranteed Minimum Death Benefit can be reinstated within nine months, provided that the Policy remains in force. Sufficient premiums must be paid to satisfy the cumulative premium requirement for the applicable
                                 Guaranteed Period at the time of reinstatement.

                                 If the Policy lapses during the first five policy years, only the Five-Year Guaranteed
                                 Period will be reinstated if the Policy is reinstated during the first five policy years.
                                 If the Policy lapses after the first five policy years, the Guaranteed Minimum Death
                                 Benefit provision will terminate and no
                                 Guaranteed Period can be reinstated if the Policy is reinstated.

                                 We will send you a notice if the Guaranteed
                                 Minimum Death Benefit Monthly premium
                                 requirement for the Guaranteed Period you chose
                                 has not been met. The notice will state the
                                 amount of premium that has to be paid in order
                                 to retain the guarantee and whether, in the
                                 absence of payment, the Policy would qualify
                                 for the next shorter Guaranteed Period. If the
                                 premium required to keep your chosen Guaranteed
                                 Period in effect is not paid within 62 days of
                                 the notice, that guarantee will end. If the
                                 Policy qualifies for a shorter Guaranteed
                                 Period, that will become the new Guarantee
                                 Period.
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GRACE PERIOD                     If, on a monthly anniversary during an
                                 applicable Guaranteed Period, the Policy does
                                 not meet any applicable Guaranteed Minimum
                                 Death Benefit premium requirement and the Cash
                                 Surrender Value is less than the next Monthly
                                 Deduction, a Grace Period of 62 days will be
                                 allowed for the payment of a premium sufficient
                                 to keep the Policy in force (referred to as the
                                 "Amount Due").

                                 After the termination of the last applicable
                                 Guaranteed Period, if the Cash Surrender Value is less than the next Monthly Deduction on a monthly anniversary, a Grace Period of 62 days will be allowed for the payment of the Amount
                                 Due.

                                 At the start of the Grace Period, notice of the Amount Due will be sent to your last known address and to any assignee on record. The
                                 Amount Due is the amount required to pay the Monthly Deduction, or the amount required to meet a Guaranteed Minimum Death Benefit premium requirement (if applicable), whichever is less.
                                 If we do not receive the Amount Due by the end of the Grace Period, the Policy will lapse at the end of that 62-day period and it will then terminate without Cash Surrender Value. If the
                                 Insured dies during the Grace Period, any Amount Due will be deducted from the Death
                                 Benefit.

REINSTATEMENT                    If the Policy has not been surrendered, you may
                                 reinstate your lapsed Policy prior to the
                                 Maturity Date and within three years after the
                                 date of lapse. To reinstate, you must submit a
                                 request In Writing and the following:

                                 1. Proof satisfactory to us that the Insured is insurable by our standards.

                                 2.   Payment of the Monthly Deductions and Loan
                                      Interest due and unpaid at the time of
                                      lapse.

                                 3. Payment of an amount large enough to keep the Policy in force for at least two months.

                                 The Insured must be alive on the date we approve the request for reinstatement. If the Insured is not alive, such approval is void.

                                 The reinstated Policy will be in force from the date we approve the reinstatement application.
                                 There will be a full Monthly Deduction for the policy month in which we approve the reinstatement application.

                                 Any Loans in effect at the time of lapse may be repaid or reinstated.

                                 The Surrender Charge, Maximum Monthly Coverage
                                 Expense Charge and Maximum Monthly Policy
                                 Charge at the time of Reinstatement will be those in effect at the time of lapse. The Cash
                                 Value following Reinstatement will include the amount of any Surrender Charge imposed at the time of lapse.

                                 Reinstatement of the Minimum Death Benefit
                                 Guarantee is limited as described in the Minimum Death Benefit Guarantee provision.

                                 Riders can be reinstated only as stated in the
                                 rider or with our consent.
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                                 7.   GENERAL PROVISIONS

THE CONTRACT                     We have issued the Policy in consideration of
                                 the Application and payment of premiums. The
                                 Policy, the Application, any riders, and any
                                 endorsements comprise the entire contract and
                                 are made a part of the Policy when you accept
                                 the insurance applied for. The Policy may be
                                 changed by mutual agreement. Any change must be
                                 in writing and approved by our President or
                                 Secretary. Our representatives have no
                                 authority to alter or modify any terms,
                                 conditions, or agreements of the Policy, or to
                                 waive any of its provisions.

STATEMENTS IN APPLICATION        All statements made by the Insured or on his or
                                 her behalf, or by the applicant, will be deemed
                                 representations and not warranties. Material
                                 misstatements will not be used to void the
                                 Policy, any rider or any increase in Face
                                 Amount or to deny a claim unless made in the
                                 Application.

CLAIMS OF CREDITORS              To the extent permitted by law, neither the
                                 Policy nor any payment under it will be subject
                                 to the claim of creditors or to any legal
                                 process.

CONVERSION RIGHT                 While the Policy is in force during the first
                                 two policy years, you have a one-time right to
                                 exchange the Policy to a new permanent fixed
                                 benefit life policy on the life of the Insured,
                                 without proof of insurability. We, or an
                                 affiliate that we name, will issue the new
                                 policy on the following basis:

                                 1.   The new policy will have the same Policy
                                      Date and Issue Date as this Policy;

                                 2. The Face Amount of the new policy may not be greater than the Face Amount, exclusive of riders, of this Policy on the exchange date;

                                 3.   The cost of insurance rates for the new
                                      policy will be based on the Insured's age, smoker status, sex, and risk classification in effect on the Issue Date of this Policy, or the class we determine is the closest to it if that class is not offered on the new policy;

                                 4. The new policy will be a permanent fixed benefit plan agreed to by the issuing company, to the extent available for sale by that company on the exchange date and subject to any limits under Federal income tax and other applicable rules;

                                 5.   The Cash Value of this Policy will be
                                      transferred to the new policy as of the
                                      exchange date;

                                 6.   Any premium from this Policy that is in
                                      excess of the premium due, if any, for the new policy may be applied as an advance premium. If the conversion results in an increase in cash value, the increase will be payable by you. If a decrease in cash value results, we will return such amount to you;

                                 7.   Any Loan and loan interest due on the
                                      exchange date must be repaid prior to the issue of the new policy;

                                 8. Any riders attached to this Policy will be attached to the new policy only if available for such policy;

                                 9.   The new policy will be subject to any
                                      assignments and limitations to which this Policy is subject.

MISSTATEMENT OF AGE OR           If we determine during the first policy year
SEX AND CORRECTIONS              that there was a misstatement of age or sex in
                                 the Application, the Policy values and charges
                                 will be recalculated from the Issue Date based
                                 on the correct information.

                                 If we determine after the first policy year that there was a misstatement of age or sex in the Application, the amount of the Death
                                 Benefit will be that which would be purchased by the most recent Monthly Deduction at the correct age and sex.

                                 If we make any payment or Policy changes in
                                 good faith, relying on our records or evidence
                                 supplied to us, our duty will be fully
                                 discharged. We reserve the right to correct any
                                 errors in the Policy.
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UNISEX BASIS                     If the Policy is issued on a unisex basis, all
                                 rates, benefits and values that contain
                                 differences based on sex are modified to
                                 provide the same for males and females.

INCONTESTABILITY                 We cannot contest the initial coverage after
                                 the Policy has been in force during the
                                 lifetime of the Insured for two years from its
                                 Issue Date. We cannot contest a Requested
                                 Increase with regard to material misstatements
                                 made concerning such increase after it has been
                                 in force during the lifetime of the Insured for
                                 two years from its Date of Coverage. We cannot
                                 contest a Death Benefit increase caused by a
                                 premium payment that required evidence of
                                 insurability after it has been in force during
                                 the lifetime of the Insured for two years from
                                 the date we received the premium payment. We
                                 cannot contest a Death Benefit increase caused
                                 by a change in Death Benefit Option that
                                 required evidence of insurability after it has
                                 been in force during the lifetime of the
                                 Insured for two years from its Date of
                                 Coverage. This provision will not apply to any
                                 rider that contains its own incontestability
                                 clause.

                                 If the Policy was issued as the result of the exercise of an option given in another policy and proof of insurability was not required, the contestable period applicable to the coverage resulting from the option exercise will end at the same time as it would have under the original policy.

SUICIDE EXCLUSION                If the Insured dies by suicide, while sane or
                                 insane, within two years from the Issue Date,
                                 the amount payable will be limited to: the
                                 amount of premiums paid less any partial
                                 withdrawals; or, if greater and required by
                                 law, the reserve; less any Policy Loan Balance
                                 on the date of death. If the Insured dies by
                                 suicide, while sane or insane, after the first
                                 two policy years and within two years of the
                                 Date of Coverage of any Requested Increase: the
                                 increase will not be in effect; and the portion
                                 of Monthly Deduction attributable to the
                                 increase will be added to the Cash Value prior
                                 to the calculation of the Death Benefit.

                                 If the Policy was issued as the result of the exercise of an option given in another policy and proof of insurability was not required, the suicide period applicable to the coverage resulting from the option exercise will end at the same time as it would have under the original policy.

ANNUAL REPORT                    Each year, or more often if required by law or
                                 regulation, we will send you a report that
                                 shows: the Death Benefit; current Policy
                                 values; surrenders; premiums paid and
                                 deductions made since the last report; any
                                 Policy Loan Balance; any Death Benefit
                                 Guarantee in effect; and any other information
                                 required by law or regulation.

ILLUSTRATION OF BENEFITS         You may make a request In Writing for an
                                 illustration of benefits. We may charge a small
                                 fee for any requested illustration after the
                                 first in each policy year. This fee will not
                                 exceed the Maximum Fee for Illustration of
                                 Benefits shown on the Policy Specifications
                                 page.
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                                 8.   PERSONS WITH AN INTEREST IN THE POLICY

OWNER                            The Owner of the Policy is named in the
                                 Application. The Owner can be changed before the death of the Insured. The new Owner will succeed to all rights of the Owner, including the right to make a further change of Owner. If there is more than one Owner, all must exercise the rights of ownership by joint action.
                                 Ownership may be changed in accordance with the Change of Owner or Beneficiary provision.

                                 The Owner may be the Insured or someone else, and may be a person, a partnership, a corporation, a fiduciary or any other legal entity. At the death of the Owner, his or her estate will be the Owner, unless a successor
                                 Owner has been named. The rights of the Owner will end at the death of the Insured.

BENEFICIARY                      The Beneficiary is the person or entity named
                                 to receive the Policy Proceeds. The initial
                                 Beneficiary is named in the Application. You
                                 may change the Beneficiary before the death of
                                 the Insured; however, an irrevocable
                                 Beneficiary cannot be changed without his or
                                 her consent. The Beneficiary can be a person, a
                                 corporation, a partnership, a fiduciary or any
                                 other legal entity. A person must survive the
                                 Insured to qualify as Beneficiary. If none
                                 survives, the proceeds will be paid to the
                                 Owner.

                                 Any payment we make will terminate our
                                 liability with respect to such payment.

CHANGE OF OWNER OR               During the Insured's lifetime you may change
BENEFICIARY                      the Owner and Beneficiary designations, subject
                                 to any restrictions as stated in the Owner and
                                 Beneficiary provisions. You must make the
                                 change In Writing. Once it is recorded, the
                                 change will take effect as of the date you
                                 signed the request, whether or not the Insured
                                 is living when we receive your request. The
                                 change will be subject to any assignment of the
                                 Policy or other legal restrictions. It will
                                 also be subject to any payment we made or
                                 action we took before we recorded the change. A
                                 change of Owner will void any prior Beneficiary
                                 designation.

ASSIGNMENTS                      If you make an absolute assignment of the
                                 Policy, the assignee will be the new Owner and
                                 Beneficiary. A collateral assignment of the
                                 Policy by you is not a change of Owner or
                                 Beneficiary; but their rights will be subject
                                 to the terms of the assignment. Assignments
                                 will be subject to all payments made and
                                 actions taken by us before a signed copy of the
                                 assignment form is recorded by us at our
                                 Designated Office. We will not be responsible
                                 for determining whether or not an assignment is
                                 valid.

DESIGNATION OF OWNER AND         A numbered sequence can be used to name
BENEFICIARY                      successive Owners or Beneficiaries.
                                 Co-beneficiaries will receive equal shares
                                 unless otherwise stated.

                                 In naming Owners or Beneficiaries, unless otherwise stated:

                                 1. "Child" includes an adopted or posthumous child;

                                 2.   "Provision for issue" means that if a
                                      Beneficiary does not survive the Insured, the share of the Policy Proceeds for that Beneficiary will go to his or her living issue by right of representation; and

                                 3.   A family relation such as "wife",
                                      "husband" or "child" means relation to the Insured.

                                 At the time of payment of benefits, we can rely on an affidavit of any Owner or other responsible person to determine family relations or members of a class.

REQUESTS FOR CHANGES OR          All requests for change or information must be
INFORMATION                      submitted In Writing.
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                                 9.   PAYMENT OF POLICY BENEFITS

PAYMENT Unless otherwise requested, we may pay the Policy Proceeds when the Insured dies to the Payee in one sum or by placing the amount in an account that earns interest. The Payee will have immediate access to all or any part of the account. We will pay interest on the proceeds from the date they become payable to the date of payment as stated above, if required by law.

                                 On request, all or part of the proceeds payable in one sum at the death of the Insured can be applied to any Payment Option at the choice of the Payee. Further, with our consent, any Payee who is entitled to receive proceeds in one sum when a Payment Option ends, or at the death of a prior Payee, or when the proceeds are withdrawn, can choose to apply the proceeds to a Payment Option.

CHOICE OF PAYMENT                The choice of a Payment Option and the naming
OPTIONS; OPTION DATE             of the Payee must be In Writing. You can make,
                                 change or revoke the choice before the death of
                                 the Insured. The Option Date is the effective
                                 date of the Payment Option, as chosen.

                                 When a Payment Option starts, a contract will be issued by us or by an affiliate that will describe the terms of the Option.

PAYEE                            A Payee is a person, a corporation, a
                                 partnership, a fiduciary or any other legal entity entitled to receive the Policy Proceeds or surrender proceeds in one sum or under a Payment Option.

                                 If the Payee is not a natural person, the choice of a Payment Option will be subject to our approval. A collateral assignment will modify a prior choice of a Payment Option. The amount due any assignee will be payable in one sum and the balance will be applied under the Payment Option.

LIFE INCOME OPTIONS              Guaranteed Life Income Options are based on the
                                 age of the Payee on the Option Date. We will
                                 require proof of age. The Life Income payments
                                 will be based on the rates shown in the Life
                                 Income Tables; or, if they are greater, our
                                 Payment Option rates on the Option Date. If the
                                 rates at a given age are the same for different
                                 periods certain, the longest period certain
                                 will be deemed to have been chosen.

DEATH OF PAYEE                   Amounts to be paid after the death of a Payee
                                 under a Payment Option will be paid as due to
                                 the successor Payee. If there is no successor
                                 Payee, amounts will be paid in one sum to the
                                 estate of the last Payee to die. If a Payee
                                 under a Life Income Option dies within 30 days
                                 after the Option Date, the amount applied to
                                 the Option, less any payments made, will be
                                 paid in one sum, unless a Payment Option is
                                 chosen.

LIMITATIONS                      If installments under an Option would be less
                                 than [$50], proceeds can be applied to a
                                 Payment Option only with our consent.
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                                 10.  PAYMENT OPTIONS

SINGLE LIFE INCOME               Monthly payments will be made during the
                                 lifetime of the Payee.

SINGLE LIFE INCOME - 10          Monthly payments will be made during the
YEAR GUARANTEED PAYMENT          lifetime of the Payee with a guaranteed payment
PERIOD                           period of 10 years.

JOINT AND SURVIVOR LIFE          Monthly payments will be made:
INCOME
                                 1.   While either of two Payees is living,
                                      called "Joint and Survivor Life Income",
                                      or

                                 2. While either of two Payees is living, but for at least 10 years, called "Joint and Survivor Life Income, 10 Years Certain".

OTHER FREQUENCIES AND            Other Payment Options and payment frequencies
OPTIONS                          may be arranged with us.

                                 11.  LIFE INCOME TABLES

MINIMUM PAYMENTS UNDER           Monthly payments for each $1,000 applied will
PAYMENT OPTIONS                  not be less than the amounts shown in the
                                 following tables. On request, we will provide
                                 additional information about amounts of minimum
                                 payments.

SINGLE LIFE INCOME                                                 10 YEAR
                                                                 GUARANTEED
                                               LIFE INCOME     PAYMENT PERIOD
                                  Payee's    ---------------   --------------
                                    Age       Male    Female    Male   Female
                                 ---------   ------   ------   -----   ------
                                    50       $2.83    $2.65    $2.82    $2.64
                                    55        3.11     2.89     3.10     2.88
                                    60        3.47     3.19     3.44     3.18
                                    65        3.92     3.59     3.87     3.56
                                    70        4.54     4.11     4.43     4.05
                                    75        5.40     4.83     5.13     4.69
                                    80        6.57     5.86     5.96     5.53
                                    85        8.20     7.37     6.87     6.52
                                 90 & over   10.48     9.62     7.72     7.52

JOINT AND SURVIVOR LIFE INCOME                                  JOINT AND
                                                 JOINT AND    SURVIVOR, 10
                                                 SURVIVOR     YEARS CERTAIN
                                               ------------   -------------
                                 Age of Both   One Male and    One Male and
                                   Payees       One Female      One Female
                                 -----------   ------------    ------------
                                    50             $2.43           $2.43
                                    55              2.63            2.63
                                    60              2.87            2.87
                                    65              3.17            3.17
                                    70              3.58            3.57
                                    75              4.12            4.11
                                    80              4.87            4.82
                                    85              5.94            5.76
                                 90 & over          7.47            6.84


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                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                               Non - Participating


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